IMMEDIATE RELEASE

December 14, 2015

Snyder's-Lance, Inc. Announces Expiration of Waiting Period

Under HSR Act for its Proposed Acquisition of Diamond Foods, Inc.

CHARLOTTE, N.C., December 14, 2015 /PRNewswire/ -- Snyder's-Lance, Inc. (NASDAQ: LNCE) (“Snyder's-Lance”) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the previously announced merger agreement under which Snyder’s-Lance will acquire all of the issued and outstanding shares of common stock of Diamond Foods, Inc., a Delaware corporation (“Diamond”). On November 11, 2015, Snyder’s Lance and Diamond filed Pre-Merger Notification and Report Forms required under the HSR Act with the U.S. Federal Trade Commission. The expiration of the waiting period under the HSR Act satisfies one of the closing conditions of the pending acquisition, which remains subject to other customary closing conditions, including receipt of stockholder approvals.

About Snyder’s-Lance, Inc.

Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Wisconsin. Products are sold under the Snyder's of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Late July®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart™, O-Ke-Doke®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit Snyder’s-Lance’s corporate web site: www.snyderslance.com.

Where You Can Find More Information

Snyder’s-Lance has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes the preliminary proxy statement/prospectus. Snyder’s-Lance plans to mail its stockholders the definitive proxy statement/prospectus in connection with the acquisition. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS OR CIRCULAR, AS APPLICABLE, AND OTHER RELEVANT

DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SNYDER’S-LANCE, DIAMOND, THE ACQUISITION AND RELATED MATTERS. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and other documents filed with the SEC by Snyder’s-Lance through the website maintained by the SEC, at www.sec.gov. In addition, investors and stockholders may obtain free copies of the preliminary proxy statement/prospectus and other documents filed by Snyder’s-Lance with the SEC by contacting Mark Carter, VP Strategic Initiatives and Investor Relations Officer at (704) 557-8386.

Participants in the Solicitation

Snyder’s-Lance, Diamond, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of Snyder’s-Lance and Diamond in respect of the transactions contemplated by the preliminary proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Snyder’s-Lance and Diamond in connection with the proposed acquisition is set forth in the preliminary proxy statement/prospectus and will be set forth in the definitive proxy statement/prospectus when it is filed with the SEC. Information regarding Snyder’s-Lance’s directors and executive officers is in its definitive proxy statement filed with the SEC on April 1, 2015, its Annual Report on Form 10-K filed with the SEC on March 4, 2015 and certain of its current reports on Form 8-K filed with the SEC. Information regarding Diamond’s directors and executive officers is contained in its Amendment No. 1 on Form 10-K/A filed with the SEC on November 24, 2015. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Information about Forward Looking Statements

This press release contains statements which may be forward looking within the meaning of applicable securities laws. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. The statements may include, without limitation, statements regarding the expected completion of the acquisition of Diamond Foods, Inc., the time frame in which the acquisition will occur, and the expected benefits to Snyder's-Lance from completing the acquisition. The statements are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include, among other things, regulatory approval of the proposed acquisition or that other conditions to the closing of the deal may not be satisfied, the failure to satisfy each of the other conditions to the consummation of the merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement, the successful integration and realization of the anticipated benefits from the proposed acquisition, the ability of Snyder's-Lance to achieve its strategic initiatives, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the "Risk Factors" section of Snyder's-Lance's most recent Annual Report on Form 10-K and other reports filed by Snyder’s-Lance with the SEC. Except as required by law, Snyder's-Lance undertakes no obligation to update or revise publicly any forward-looking statement as a result of new information, future developments or otherwise.